Mark Rohr CHAIRMAN AND CHIEF EXECUTIVE OFFICER I N V E S T O R D A Y M A Y 1 , 2 0 1 8

I N V E S T O R D A Y 2 0 1 8 2 Summary > Businesses well positioned for accelerating growth through 2020 — EM: Unmatched solutions portfolio and improving industry dynamics — AC: Structural industry improvements and expansive network > Continued strong cash flow growth at 13% and net sales growth at 11% CAGR through 2020 — 1/3rd Organic investment and M&A — 2/3rd Dividends and share repurchases > Degrees of freedom to pursue strategic options Strong management team Proven track record Compelling strategy Sustained industry leading growth Improving industry fundamentals

I N V E S T O R D A Y 2 0 1 8 3 Plan to achieve $20 billion market cap with opportunity to move beyond Translating to shareholder value 2019F2018F20172016 $200 $100 2015 2020F $25 billion $20 billion $15 billion $67 ~$125 ~$135 ~$150 $79 $107 MARKET CAPITALIZATION Base at current valuation Base + strategic opportunities Share price at year end CELANESE SHARE PRICE

Q&A I N V E S T O R D A Y M A Y 1 , 2 0 1 8